Exhibit 99.1

Specialty Laboratories Names David C. Weavil Chief Executive Officer

Santa Monica, Calif., July 25, 2005 - Specialty Laboratories, Inc. (NYSE:SP) (Specialty), a leading hospital-focused clinical reference laboratory, today announced the appointment of David C. Weavil as Chief Executive Officer, effective July 22, 2005.  Mr. Weavil brings to Specialty over 30 years of executive experience in the clinical laboratory industry.

“We are delighted that David will be joining us to lead the Specialty team,” said Richard K. Whitney, Specialty’s chairman of the board of directors.  “David is an accomplished and seasoned executive with impressive leadership skills and deep experience in all aspects of laboratory operations.  We are confident that he will implement the business discipline necessary to continue the company’s turnaround and increase shareholder value.”

“I am very pleased to have the opportunity to lead this organization at this time,” stated Mr. Weavil.  “Specialty built its reputation over the past thirty years on cutting-edge laboratory medicine and impeccable customer service.  This is a wonderful platform from which to build.  On the other hand, there are real challenges ahead of us and I am anxious to begin working with the Specialty team to begin tackling them.”

From 1982 to 1995, Mr. Weavil served in a variety of capacities at Roche Biomedical Laboratories (“RBL”), including as chief financial officer, and later as senior vice president and chief operating officer, overseeing the merger of RBL and National Health Laboratories to form Laboratory Corporation of America Holdings (“LabCorp”) in 1995.  From 1995 to 1997, Mr. Weavil served as executive vice president and chief operating officer of LabCorp.  In 1997 he left LabCorp to serve as Chairman and Chief Executive Officer of Unilab Corporation, successfully leading the turnaround and going-private transaction of that organization.  Since 1999, Mr. Weavil has served as a consultant to the healthcare industry, advising companies on strategy and growth opportunities.  Mr. Weavil earned his Bachelor of Science in Business Administration from the University of North Carolina in Chapel Hill, and he is a Certified Public Accountant.

David Schreiber, a member of Specialty’s board of directors, will continue to serve as a consultant to the company to assist Mr. Weavil with various financial and operating initiatives.

Specialty engaged Highland Partners Executive Search to assist the board of directors in selecting Mr. Weavil as the Company’s new executive.

About Specialty

Specialty Laboratories performs highly advanced clinical tests used by physicians to diagnose, monitor and treat disease.  Offering an extensive menu of specialized testing options for more than ten major medical specialties, Specialty provides hospitals, laboratories and specialist physicians a single-source solution to their non-routine testing needs.  By focusing on complex and technologically advanced testing, Specialty does not generally directly compete with clients for routine testing work and offers clinical testing services that generally complement the laboratory capabilities of its clients.  Specialty’s Web address is www.specialtylabs.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release may contain forward-looking statements that involve risks and uncertainties, including, but not limited to, Mr. Weavil’s ability to continue the company’s turnaround and increase shareholder value. These forward-looking statements involve known and unknown risks which may cause the company’s actual results and performance to be materially different from the future results and performance stated or implied by the forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included in this release, the inclusion of such information should not be regarded as a representation by Specialty or any other person that Specialty’s objectives or plans will be achieved. Important factors which could cause our actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by Specialty Laboratories, including our periodic filings on Forms 10-K, 10-Q and 8-K.

Contact Information:

Richard K. Whitney

Chairman of the Board of Directors

Specialty Laboratories, Inc.

888-676-5441